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                                                                   EXHIBIT 11(c)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the reference to our firm in the Registration Statement, (Form N-1A) and the related Statement of Additional Information of Capstone New Zealand Fund and to the inclusion of our report dated December 8, 1997 to the Shareholders and Board of Trustees of Capstone New Zealand Fund.




                                        /s/BRIGGS, BUNTING & DOUGHERTY, LLP
                                           BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 26, 1998